Issuer Free Writing Prospectus
Filed pursuant to Rule 433(d)
Registration No. 333-194685-01
January 4, 2017

American Airlines, Inc. (“American”)

2017-1 Pass Through Trusts

Pass Through Certificates, Series 2017-1

American is increasing the size of the 2017-1 EETC transaction in order to finance three additional Airbus A321-231S aircraft, one additional Boeing 787-8 aircraft and two additional Embraer ERJ 175 LR aircraft (collectively, the “Additional Aircraft”). This free writing prospectus sets forth the corresponding material changes to American’s Preliminary Prospectus Supplement, dated January 4, 2017 (the “Supplement”), relating to the Certificates referred to below, and should be read together with the Supplement and the accompanying Prospectus dated March 19, 2014. Cross-references contained herein refer to the Supplement unless otherwise stated. Capitalized terms used herein and not otherwise defined have the meaning given to them in the Supplement. This free writing prospectus sets forth the principal amortization schedules and the loan to value ratio tables for the Equipment Notes related to the Additional Aircraft. The information herein supersedes any inconsistent information set forth in the Supplement.

Aircraft to be Financed:	Twenty-four total Aircraft, consisting of (a) the ten Airbus A321-231S aircraft described in the Supplement, including the three additional Airbus A321-231S aircraft described in Appendix III to the Supplement, (b) the three Boeing 737-800 aircraft described in the Supplement, (c) the three Boeing 787-8 aircraft described in the Supplement, including the one additional Boeing 787-8 aircraft described in Appendix III to the Supplement, (d) the one Boeing 787-9 aircraft described in the Supplement and (e) the seven Embraer ERJ 175 LR aircraft described in the Supplement, including the two additional Embraer ERJ 175 LR aircraft described in Appendix III to the Supplement.

Aggregate Appraised Aircraft Value:	$1,412,663,333

Aggregate Face Amount of Class AA Certificates and Class A Certificates:	$785,438,000

Securities:	Class AA Pass Through Certificates, Series 2017-1 (“Class AA Certificates”)	Class A Pass Through Certificates, Series 2017-1 (“Class A Certificates”)

Face Amount:	$536,811,000	$248,627,000

Initial LTV (cumulative)(1)(2):	38.6%	56.4%

Highest LTV (cumulative)(2):	38.6%	56.4%

(1)	These percentages are calculated assuming that each of the Aircraft listed under “Equipment Notes and the Aircraft” below has been subjected to an Indenture and that the Trusts have purchased the related Equipment Notes for each such Aircraft as of August 15, 2017, the first Regular Distribution Date that occurs after all Aircraft are expected to have been financed pursuant to this offering. In calculating these percentages, we have assumed the aggregate Assumed Aircraft Value of all such Aircraft is $1,391,473,383 as of such date. In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised value of each Aircraft determined as described under “Description of the Aircraft and the Appraisals” in the Supplement declines in accordance with the Depreciation Assumption described under “Description of the Equipment Notes—Loan to Value Ratios of Equipment Notes” in the Supplement and “Loan to Value Ratios” below. Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Aircraft. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft” in the Supplement.
(2)	See “Loan to Value Ratios” below.

Equipment Notes and the Aircraft

The Trusts are expected to hold Equipment Notes issued for, and secured by, each of the following 24 aircraft: (a) ten Airbus A321-231S aircraft newly manufactured and scheduled for delivery to American from January 2017 to May 2017, (b) three Boeing 737-800 aircraft newly manufactured and scheduled for delivery to American from March 2017 to May 2017, (c) three Boeing 787-8 aircraft newly manufactured and scheduled for delivery to American from February 2017 to April 2017, (d) one Boeing 787-9 aircraft newly manufactured and scheduled for delivery to American in January 2017 and (e) seven Embraer ERJ 175 LR aircraft newly manufactured and scheduled for delivery to American from February 2017 to May 2017 (each such aircraft, an “Aircraft” and, collectively, the “Aircraft”). The “S” and “LR” designations are provided by the manufacturers and are not recognized by the FAA.

American expects that each Airbus A321-231S aircraft, each Boeing 737-800 aircraft, each Boeing 787-8 and the Boeing 787-9 aircraft that is scheduled to be delivered to American after the date of the Supplement will be owned and operated by American, and that each Embraer ERJ 175 LR aircraft that is scheduled to be delivered to American after the date of the Supplement will be leased by American to Envoy Air, Inc., an affiliated regional carrier that will operate such Embraer ERJ 175 LR Aircraft on behalf of American in regional operations. See “Description of the Aircraft and the Appraisals” in the Supplement for a description of each Aircraft.

Set forth below is certain information about the Equipment Notes expected to be held in the Trusts and each of the Aircraft expected to secure such Equipment Notes. On and subject to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement, American will enter into a secured debt financing with respect to each Aircraft on or prior to September 30, 2017 (or later under certain circumstances).

Aircraft Type	Actual or Expected Registration Number(1)	Actual or Expected Manufacturer’s Serial Number(1)	Actual or Scheduled Month of Delivery(1)	Initial Principal Amount of Series AA Equipment Notes and Series A Equipment Notes	Appraised Value(2)	Latest Equipment Note Maturity Date
Airbus A321-231S	N997AA	7349	January 2017	$30,630,000	$55,090,000	February 15, 2029
Airbus A321-231S	N998AN	7509	January 2017	30,630,000	55,090,000	February 15, 2029
Airbus A321-231S	N930AU	7539	February 2017	30,680,000	55,180,000	February 15, 2029
Airbus A321-231S	N931AM	7541	February 2017	30,680,000	55,180,000	February 15, 2029
Airbus A321-231S	N932AM	7419	March 2017	30,704,000	55,223,333	February 15, 2029
Airbus A321-231S	N933AM	7564	March 2017	30,704,000	55,223,333	February 15, 2029
Airbus A321-231S	N900UW	7617	April 2017	30,758,000	55,320,000	February 15, 2029
Airbus A321-231S	N901AA	7636	April 2017	30,758,000	55,320,000	February 15, 2029
Airbus A321-231S	N934AA	7500	April 2017	30,758,000	55,320,000	February 15, 2029
Airbus A321-231S	N903AA	7566	May 2017	30,782,000	55,363,333	February 15, 2029
Boeing 737-800	N316PF	31262	March 2017	27,194,000	48,910,000	February 15, 2029
Boeing 737-800	N317PG	33344	April 2017	27,264,000	49,036,667	February 15, 2029
Boeing 737-800	N335PH	31265	May 2017	27,287,000	49,076,667	February 15, 2029
Boeing 787-8(3)	N817AN	40635	February 2017	67,174,000	120,816,667	February 15, 2029
Boeing 787-8(3)	N818AL	40636	March 2017	67,230,000	120,916,667	February 15, 2029
Boeing 787-8(3)	N819AN	40637	April 2017	67,322,000	121,083,333	February 15, 2029
Boeing 787-9(3)	N825AA	40644	January 2017	78,433,000	141,066,667	February 15, 2029
Embraer ERJ 175 LR	N248NN	17000630	February 2017	16,602,000	29,860,000	February 15, 2029
Embraer ERJ 175 LR	N249NN	17000634	March 2017	16,615,000	29,883,333	February 15, 2029

Aircraft Type	Actual or Expected Registration Number(1)	Actual or Expected Manufacturer’s Serial Number(1)	Actual or Scheduled Month of Delivery(1)	Initial Principal Amount of Series AA Equipment Notes and Series A Equipment Notes	Appraised Value(2)	Latest Equipment Note Maturity Date
Embraer ERJ 175 LR	N250NN	17000635	March 2017	16,615,000	29,883,333	February 15, 2029
Embraer ERJ 175 LR	N251NN	17000641	April 2017	16,648,000	29,943,333	February 15, 2029
Embraer ERJ 175 LR	N252NN	17000642	April 2017	16,648,000	29,943,333	February 15, 2029
Embraer ERJ 175 LR	N253NN	17000649	May 2017	16,661,000	29,966,667	February 15, 2029
Embraer ERJ 175 LR	N254NN	17000650	May 2017	16,661,000	29,966,667	February 15, 2029
Total:				$785,438,000	$1,412,663,333

(1)	The indicated registration number, manufacturer’s serial number and scheduled delivery month for each Aircraft reflect our current expectations, although these may differ for the actual aircraft delivered under the applicable aircraft purchase agreement between American and the applicable aircraft manufacturer and financed under this offering. The delivery deadline for purposes of financing an Aircraft pursuant to this offering is September 30, 2017 (or later under certain circumstances). The actual delivery date of any Aircraft may differ from its currently scheduled delivery month and is subject to delay or acceleration. See “Description of the Aircraft and the Appraisals—Deliveries of Aircraft” in the Supplement. In addition, American has certain rights to finance a Substitute Aircraft in lieu of any Aircraft if the delivery of such Aircraft is delayed for more than 30 days after the last day of the month scheduled for delivery. See “Description of the Aircraft and the Appraisals—Substitute Aircraft” in the Supplement.
(2)	The appraised value of each Aircraft set forth above is the lesser of the average and median appraised value of such Aircraft as appraised by three independent appraisal and consulting firms (Aircraft Information Services, Inc. (“AISI”), BK Associates, Inc. (“BK”) and Morten Beyer & Agnew, Inc. (“mba,” and together with AISI and BK, the “Appraisers”)). Such appraisals indicate the appraised base value projected as of its scheduled delivery month at the time of the related appraisal. The AISI appraisal is dated December 31, 2016, the BK appraisal is dated December 29, 2016 and the mba appraisal is dated December 29, 2016. The Appraisers based their appraisals on varying assumptions (which may not reflect current market conditions) and methodologies. See “Description of the Aircraft and the Appraisals—The Appraisals” in the Supplement. An appraisal is only an estimate of value and you should not rely on any appraisal as a measure of realizable value. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft” in the Supplement.
(3)	This aircraft is approved for ETOPs.

Loan to Aircraft Value Ratios

The following table provides loan to Aircraft value ratios (“LTVs”) for each class of Certificates, assuming that each of the Aircraft has been subjected to an Indenture and that the Trusts have purchased the related Equipment Notes for each such Aircraft, as of August 15, 2017 (the first Regular Distribution Date that occurs after all Aircraft are expected to have been financed pursuant to this offering) and each Regular Distribution Date thereafter. The LTVs for any period prior to August 15, 2017 are not included, because during such period all of the Equipment Notes expected to be acquired by the Trusts with respect to each Aircraft may not yet be issued and therefore are not included in the calculation. The table is not a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based upon one set of assumptions. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft” in the Supplement.

We compiled the following table on an aggregate basis. However, the Equipment Notes issued under an Indenture are entitled only to certain specified cross-collateralization provisions as described under “Description of the Equipment Notes—Security” in the Supplement. The relevant LTVs in a default situation for the Equipment Notes issued under a particular Indenture would depend on various factors, including the extent to which the debtor or trustee in bankruptcy agrees to perform American’s obligations under the Indentures. Therefore, the following aggregate LTVs are presented for illustrative purposes only and should not be interpreted as indicating the degree of cross-collateralization available to the holders of the Certificates.

Date	Aggregate Assumed Aircraft Value(1)	Pool Balance(2)		LTV(3)
		Class AA Certificates	Class A Certificates	Class AA Certificates	Class A Certificates
August 15, 2017	$1,391,473,383	$536,811,000	$248,627,000	38.6%	56.4%
February 15, 2018	1,370,283,433	515,875,371	238,930,547	37.6%	55.1%
August 15, 2018	1,349,093,483	495,879,161	229,669,191	36.8%	53.8%
February 15, 2019	1,327,903,533	483,129,900	223,764,300	36.4%	53.2%
August 15, 2019	1,306,713,583	470,380,639	217,859,409	36.0%	52.7%
February 15, 2020	1,285,523,633	457,631,378	211,954,518	35.6%	52.1%
August 15, 2020	1,264,333,683	444,882,116	206,049,626	35.2%	51.5%
February 15, 2021	1,243,143,733	432,132,855	200,144,735	34.8%	50.9%
August 15, 2021	1,221,953,783	419,383,594	194,239,844	34.3%	50.2%
February 15, 2022	1,200,763,833	406,634,333	188,334,953	33.9%	49.5%
August 15, 2022	1,179,573,883	393,885,071	182,430,061	33.4%	48.9%
February 15, 2023	1,158,383,933	381,135,810	176,525,170	32.9%	48.1%
August 15, 2023	1,137,193,983	368,386,549	170,620,279	32.4%	47.4%
February 15, 2024	1,116,004,033	355,637,288	164,715,388	31.9%	46.6%
August 15, 2024	1,094,814,083	342,888,026	158,810,496	31.3%	45.8%
February 15, 2025	1,073,624,133	330,138,765	152,905,605	30.7%	45.0%
August 15, 2025	1,052,434,183	317,389,504	147,000,714	30.2%	44.1%
February 15, 2026	1,031,244,233	304,640,243	141,095,823	29.5%	43.2%
August 15, 2026	1,010,054,283	291,890,981	135,190,931	28.9%	42.3%
February 15, 2027	988,864,333	279,141,720	129,286,040	28.2%	41.3%
August 15, 2027	967,674,383	266,392,459	123,381,149	27.5%	40.3%
February 15, 2028	946,484,433	253,643,198	117,476,258	26.8%	39.2%
August 15, 2028	925,294,483	240,893,936	111,571,366	26.0%	38.1%
February 15, 2029	904,104,533	—	—	—	—

(1)	In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised value of each Aircraft determined as described under “Description of the Aircraft and the Appraisals” in the Supplement declines in accordance with the Depreciation Assumption described under “Description of the Equipment Notes—Loan to Value Ratios of Equipment Notes” in the Supplement. Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Aircraft. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft” in the Supplement.
(2)	The “pool balance” for each class of Certificates indicates, as of any date, after giving effect to any principal distributions expected to be made on such date, the portion of the original face amount of such class of Certificates that has not been distributed to Certificateholders.
(3)	We obtained the LTVs for each class of Certificates for each Regular Distribution Date by dividing (i) the expected outstanding pool balance of such Class (together, in the case of the Class A Certificates, with the expected outstanding pool balance of the Class AA Certificates) after giving effect to the principal distributions expected to be made on such date, by (ii) the aggregate Assumed Aircraft Value of all of the Aircraft expected to be included in the collateral pool on such date based on the assumptions described above. The outstanding pool balances and LTVs for any date will change if, among other things, any Equipment Notes are redeemed or purchased, if a default in payment on any Equipment Notes occurs, if a Substitute Aircraft is financed in lieu of any Aircraft to be financed pursuant to this offering or if any Aircraft is not subjected to an Indenture and the related Equipment Notes are not acquired by the Trusts.

Assumed Amortization Schedule and Resulting Pool Factors

The following table sets forth the expected aggregate principal amortization schedule (the “Assumed Amortization Schedule”) for the Equipment Notes held in each Trust and resulting Pool Factors, assuming that each Aircraft has been subjected to an Indenture on or prior to August 15, 2017 and all of the related Equipment Notes with respect to such Aircraft have been acquired by such Trust by such date. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from the Assumed Amortization Schedule because the scheduled distribution of principal payments for any Trust may be affected if, among other things, any Equipment Notes held in such Trust are redeemed or purchased, if a default in payment on any Equipment Note occurs, or if any Aircraft is not subjected to an Indenture and the related Equipment Notes are not acquired by such Trust.

	Class AA		Class A
Date	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor
At Issuance	$0.00	1.0000000	$0.00	1.0000000
August 15, 2017	0.00	1.0000000	0.00	1.0000000
February 15, 2018	20,935,629.00	0.9610000	9,696,453.00	0.9610000
August 15, 2018	19,996,209.75	0.9237500	9,261,355.75	0.9237500
February 15, 2019	12,749,261.25	0.9000000	5,904,891.25	0.9000000
August 15, 2019	12,749,261.25	0.8762500	5,904,891.25	0.8762500
February 15, 2020	12,749,261.25	0.8525000	5,904,891.25	0.8525000
August 15, 2020	12,749,261.25	0.8287500	5,904,891.25	0.8287500
February 15, 2021	12,749,261.25	0.8050000	5,904,891.25	0.8050000
August 15, 2021	12,749,261.25	0.7812500	5,904,891.25	0.7812500
February 15, 2022	12,749,261.25	0.7575000	5,904,891.25	0.7575000
August 15, 2022	12,749,261.25	0.7337500	5,904,891.25	0.7337500
February 15, 2023	12,749,261.25	0.7100000	5,904,891.25	0.7100000
August 15, 2023	12,749,261.25	0.6862500	5,904,891.25	0.6862500
February 15, 2024	12,749,261.25	0.6625000	5,904,891.25	0.6625000
August 15, 2024	12,749,261.25	0.6387500	5,904,891.25	0.6387500
February 15, 2025	12,749,261.25	0.6150000	5,904,891.25	0.6150000
August 15, 2025	12,749,261.25	0.5912500	5,904,891.25	0.5912500
February 15, 2026	12,749,261.25	0.5675000	5,904,891.25	0.5675000
August 15, 2026	12,749,261.25	0.5437500	5,904,891.25	0.5437500
February 15, 2027	12,749,261.25	0.5200000	5,904,891.25	0.5200000
August 15, 2027	12,749,261.25	0.4962500	5,904,891.25	0.4962500
February 15, 2028	12,749,261.25	0.4725000	5,904,891.25	0.4725000
August 15, 2028	12,749,261.25	0.4487500	5,904,891.25	0.4487500
February 15, 2029	240,893,936.25	0.0000000	111,571,366.25	0.0000000

Principal Payments

Scheduled principal payments on the issued and outstanding Series AA Equipment Notes and Series A Equipment Notes and, if any Series B Equipment Notes are issued, Series B Equipment Notes, will be made on February 15 and August 15 in certain years commencing on February 15, 2018, and ending on February 15, 2029, in the case of the Series AA Equipment Notes and the Series A Equipment Notes, and, if any Series B Equipment Notes are issued, on a date specified in any separate offering materials offering Class B Certificates, in the case of any Series B Equipment Notes. The original principal amount and principal amortization schedule for each series of Equipment Notes issued with respect to each Additional Aircraft will be as set forth in the table below for that Aircraft. See “Description of the Certificates—Pool Factors” in the Supplement for a discussion of the Scheduled Payments of principal of the Equipment Notes and possible revisions thereto.

A. Airbus A321-231S

	N901AA
	Series AA		Series A
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$21,022,000.00	$0.00	$9,736,000.00
August 15, 2017	0.00	21,022,000.00	0.00	9,736,000.00
February 15, 2018	819,858.00	20,202,142.00	379,704.00	9,356,296.00
August 15, 2018	783,069.50	19,419,072.50	362,666.00	8,993,630.00
February 15, 2019	499,272.50	18,919,800.00	231,230.00	8,762,400.00
August 15, 2019	499,272.50	18,420,527.50	231,230.00	8,531,170.00
February 15, 2020	499,272.50	17,921,255.00	231,230.00	8,299,940.00
August 15, 2020	499,272.50	17,421,982.50	231,230.00	8,068,710.00
February 15, 2021	499,272.50	16,922,710.00	231,230.00	7,837,480.00
August 15, 2021	499,272.50	16,423,437.50	231,230.00	7,606,250.00
February 15, 2022	499,272.50	15,924,165.00	231,230.00	7,375,020.00
August 15, 2022	499,272.50	15,424,892.50	231,230.00	7,143,790.00
February 15, 2023	499,272.50	14,925,620.00	231,230.00	6,912,560.00
August 15, 2023	499,272.50	14,426,347.50	231,230.00	6,681,330.00
February 15, 2024	499,272.50	13,927,075.00	231,230.00	6,450,100.00
August 15, 2024	499,272.50	13,427,802.50	231,230.00	6,218,870.00
February 15, 2025	499,272.50	12,928,530.00	231,230.00	5,987,640.00
August 15, 2025	499,272.50	12,429,257.50	231,230.00	5,756,410.00
February 15, 2026	499,272.50	11,929,985.00	231,230.00	5,525,180.00
August 15, 2026	499,272.50	11,430,712.50	231,230.00	5,293,950.00
February 15, 2027	499,272.50	10,931,440.00	231,230.00	5,062,720.00
August 15, 2027	499,272.50	10,432,167.50	231,230.00	4,831,490.00
February 15, 2028	499,272.50	9,932,895.00	231,230.00	4,600,260.00
August 15, 2028	499,272.50	9,433,622.50	231,230.00	4,369,030.00
February 15, 2029	9,433,622.50	0.00	4,369,030.00	0.00

	N934AA
	Series AA		Series A
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$21,022,000.00	$0.00	$9,736,000.00
August 15, 2017	0.00	21,022,000.00	0.00	9,736,000.00
February 15, 2018	819,858.00	20,202,142.00	379,704.00	9,356,296.00
August 15, 2018	783,069.50	19,419,072.50	362,666.00	8,993,630.00
February 15, 2019	499,272.50	18,919,800.00	231,230.00	8,762,400.00
August 15, 2019	499,272.50	18,420,527.50	231,230.00	8,531,170.00
February 15, 2020	499,272.50	17,921,255.00	231,230.00	8,299,940.00
August 15, 2020	499,272.50	17,421,982.50	231,230.00	8,068,710.00
February 15, 2021	499,272.50	16,922,710.00	231,230.00	7,837,480.00
August 15, 2021	499,272.50	16,423,437.50	231,230.00	7,606,250.00
February 15, 2022	499,272.50	15,924,165.00	231,230.00	7,375,020.00
August 15, 2022	499,272.50	15,424,892.50	231,230.00	7,143,790.00
February 15, 2023	499,272.50	14,925,620.00	231,230.00	6,912,560.00
August 15, 2023	499,272.50	14,426,347.50	231,230.00	6,681,330.00
February 15, 2024	499,272.50	13,927,075.00	231,230.00	6,450,100.00
August 15, 2024	499,272.50	13,427,802.50	231,230.00	6,218,870.00
February 15, 2025	499,272.50	12,928,530.00	231,230.00	5,987,640.00
August 15, 2025	499,272.50	12,429,257.50	231,230.00	5,756,410.00
February 15, 2026	499,272.50	11,929,985.00	231,230.00	5,525,180.00
August 15, 2026	499,272.50	11,430,712.50	231,230.00	5,293,950.00
February 15, 2027	499,272.50	10,931,440.00	231,230.00	5,062,720.00
August 15, 2027	499,272.50	10,432,167.50	231,230.00	4,831,490.00
February 15, 2028	499,272.50	9,932,895.00	231,230.00	4,600,260.00
August 15, 2028	499,272.50	9,433,622.50	231,230.00	4,369,030.00
February 15, 2029	9,433,622.50	0.00	4,369,030.00	0.00

	N903AA
	Series AA		Series A
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$21,038,000.00	$0.00	$9,744,000.00
August 15, 2017	0.00	21,038,000.00	0.00	9,744,000.00
February 15, 2018	820,482.00	20,217,518.00	380,016.00	9,363,984.00
August 15, 2018	783,665.50	19,433,852.50	362,964.00	9,001,020.00
February 15, 2019	499,652.50	18,934,200.00	231,420.00	8,769,600.00
August 15, 2019	499,652.50	18,434,547.50	231,420.00	8,538,180.00
February 15, 2020	499,652.50	17,934,895.00	231,420.00	8,306,760.00
August 15, 2020	499,652.50	17,435,242.50	231,420.00	8,075,340.00
February 15, 2021	499,652.50	16,935,590.00	231,420.00	7,843,920.00
August 15, 2021	499,652.50	16,435,937.50	231,420.00	7,612,500.00
February 15, 2022	499,652.50	15,936,285.00	231,420.00	7,381,080.00
August 15, 2022	499,652.50	15,436,632.50	231,420.00	7,149,660.00
February 15, 2023	499,652.50	14,936,980.00	231,420.00	6,918,240.00
August 15, 2023	499,652.50	14,437,327.50	231,420.00	6,686,820.00
February 15, 2024	499,652.50	13,937,675.00	231,420.00	6,455,400.00
August 15, 2024	499,652.50	13,438,022.50	231,420.00	6,223,980.00
February 15, 2025	499,652.50	12,938,370.00	231,420.00	5,992,560.00
August 15, 2025	499,652.50	12,438,717.50	231,420.00	5,761,140.00
February 15, 2026	499,652.50	11,939,065.00	231,420.00	5,529,720.00
August 15, 2026	499,652.50	11,439,412.50	231,420.00	5,298,300.00
February 15, 2027	499,652.50	10,939,760.00	231,420.00	5,066,880.00
August 15, 2027	499,652.50	10,440,107.50	231,420.00	4,835,460.00
February 15, 2028	499,652.50	9,940,455.00	231,420.00	4,604,040.00
August 15, 2028	499,652.50	9,440,802.50	231,420.00	4,372,620.00
February 15, 2029	9,440,802.50	0.00	4,372,620.00	0.00

B. Boeing 787-8

	N819AN
	Series AA		Series A
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$46,012,000.00	$0.00	$21,310,000.00
August 15, 2017	0.00	46,012,000.00	0.00	21,310,000.00
February 15, 2018	1,794,468.00	44,217,532.00	831,090.00	20,478,910.00
August 15, 2018	1,713,947.00	42,503,585.00	793,797.50	19,685,112.50
February 15, 2019	1,092,785.00	41,410,800.00	506,112.50	19,179,000.00
August 15, 2019	1,092,785.00	40,318,015.00	506,112.50	18,672,887.50
February 15, 2020	1,092,785.00	39,225,230.00	506,112.50	18,166,775.00
August 15, 2020	1,092,785.00	38,132,445.00	506,112.50	17,660,662.50
February 15, 2021	1,092,785.00	37,039,660.00	506,112.50	17,154,550.00
August 15, 2021	1,092,785.00	35,946,875.00	506,112.50	16,648,437.50
February 15, 2022	1,092,785.00	34,854,090.00	506,112.50	16,142,325.00
August 15, 2022	1,092,785.00	33,761,305.00	506,112.50	15,636,212.50
February 15, 2023	1,092,785.00	32,668,520.00	506,112.50	15,130,100.00
August 15, 2023	1,092,785.00	31,575,735.00	506,112.50	14,623,987.50
February 15, 2024	1,092,785.00	30,482,950.00	506,112.50	14,117,875.00
August 15, 2024	1,092,785.00	29,390,165.00	506,112.50	13,611,762.50
February 15, 2025	1,092,785.00	28,297,380.00	506,112.50	13,105,650.00
August 15, 2025	1,092,785.00	27,204,595.00	506,112.50	12,599,537.50
February 15, 2026	1,092,785.00	26,111,810.00	506,112.50	12,093,425.00
August 15, 2026	1,092,785.00	25,019,025.00	506,112.50	11,587,312.50
February 15, 2027	1,092,785.00	23,926,240.00	506,112.50	11,081,200.00
August 15, 2027	1,092,785.00	22,833,455.00	506,112.50	10,575,087.50
February 15, 2028	1,092,785.00	21,740,670.00	506,112.50	10,068,975.00
August 15, 2028	1,092,785.00	20,647,885.00	506,112.50	9,562,862.50
February 15, 2029	20,647,885.00	0.00	9,562,862.50	0.00

C. Embraer ERJ 175 LR

	N253NN
	Series AA		Series A
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$11,387,000.00	$0.00	$5,274,000.00
August 15, 2017	0.00	11,387,000.00	0.00	5,274,000.00
February 15, 2018	444,093.00	10,942,907.00	205,686.00	5,068,314.00
August 15, 2018	424,165.75	10,518,741.25	196,456.50	4,871,857.50
February 15, 2019	270,441.25	10,248,300.00	125,257.50	4,746,600.00
August 15, 2019	270,441.25	9,977,858.75	125,257.50	4,621,342.50
February 15, 2020	270,441.25	9,707,417.50	125,257.50	4,496,085.00
August 15, 2020	270,441.25	9,436,976.25	125,257.50	4,370,827.50
February 15, 2021	270,441.25	9,166,535.00	125,257.50	4,245,570.00
August 15, 2021	270,441.25	8,896,093.75	125,257.50	4,120,312.50
February 15, 2022	270,441.25	8,625,652.50	125,257.50	3,995,055.00
August 15, 2022	270,441.25	8,355,211.25	125,257.50	3,869,797.50
February 15, 2023	270,441.25	8,084,770.00	125,257.50	3,744,540.00
August 15, 2023	270,441.25	7,814,328.75	125,257.50	3,619,282.50
February 15, 2024	270,441.25	7,543,887.50	125,257.50	3,494,025.00
August 15, 2024	270,441.25	7,273,446.25	125,257.50	3,368,767.50
February 15, 2025	270,441.25	7,003,005.00	125,257.50	3,243,510.00
August 15, 2025	270,441.25	6,732,563.75	125,257.50	3,118,252.50
February 15, 2026	270,441.25	6,462,122.50	125,257.50	2,992,995.00
August 15, 2026	270,441.25	6,191,681.25	125,257.50	2,867,737.50
February 15, 2027	270,441.25	5,921,240.00	125,257.50	2,742,480.00
August 15, 2027	270,441.25	5,650,798.75	125,257.50	2,617,222.50
February 15, 2028	270,441.25	5,380,357.50	125,257.50	2,491,965.00
August 15, 2028	270,441.25	5,109,916.25	125,257.50	2,366,707.50
February 15, 2029	5,109,916.25	0.00	2,366,707.50	0.00

	N254NN
	Series AA		Series A
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$11,387,000.00	$0.00	$5,274,000.00
August 15, 2017	0.00	11,387,000.00	0.00	5,274,000.00
February 15, 2018	444,093.00	10,942,907.00	205,686.00	5,068,314.00
August 15, 2018	424,165.75	10,518,741.25	196,456.50	4,871,857.50
February 15, 2019	270,441.25	10,248,300.00	125,257.50	4,746,600.00
August 15, 2019	270,441.25	9,977,858.75	125,257.50	4,621,342.50
February 15, 2020	270,441.25	9,707,417.50	125,257.50	4,496,085.00
August 15, 2020	270,441.25	9,436,976.25	125,257.50	4,370,827.50
February 15, 2021	270,441.25	9,166,535.00	125,257.50	4,245,570.00
August 15, 2021	270,441.25	8,896,093.75	125,257.50	4,120,312.50
February 15, 2022	270,441.25	8,625,652.50	125,257.50	3,995,055.00
August 15, 2022	270,441.25	8,355,211.25	125,257.50	3,869,797.50
February 15, 2023	270,441.25	8,084,770.00	125,257.50	3,744,540.00
August 15, 2023	270,441.25	7,814,328.75	125,257.50	3,619,282.50
February 15, 2024	270,441.25	7,543,887.50	125,257.50	3,494,025.00
August 15, 2024	270,441.25	7,273,446.25	125,257.50	3,368,767.50
February 15, 2025	270,441.25	7,003,005.00	125,257.50	3,243,510.00
August 15, 2025	270,441.25	6,732,563.75	125,257.50	3,118,252.50
February 15, 2026	270,441.25	6,462,122.50	125,257.50	2,992,995.00
August 15, 2026	270,441.25	6,191,681.25	125,257.50	2,867,737.50
February 15, 2027	270,441.25	5,921,240.00	125,257.50	2,742,480.00
August 15, 2027	270,441.25	5,650,798.75	125,257.50	2,617,222.50
February 15, 2028	270,441.25	5,380,357.50	125,257.50	2,491,965.00
August 15, 2028	270,441.25	5,109,916.25	125,257.50	2,366,707.50
February 15, 2029	5,109,916.25	0.00	2,366,707.50	0.00

Loan to Value Ratio Tables

The following tables set forth the loan to Aircraft value ratios for the Series AA Equipment Notes and Series A Equipment Notes issued in respect of each Additional Aircraft that may be financed pursuant to this offering (i) at issuance and as of August 15, 2017, assuming such Aircraft has been subjected to the related Indenture and each Trust has purchased the applicable Equipment Notes as of August 15, 2017 (the first Regular Distribution Date that occurs after all Aircraft are expected to have been financed pursuant to this offering) and (ii) as of each Regular Distribution Date thereafter.

The LTVs for each Regular Distribution Date listed in such tables were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes, plus, in the case of the Series A Equipment Notes, the outstanding balance of the Series AA Equipment Notes assumed to be issued and outstanding under the relevant Indenture determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the Assumed Aircraft Value on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding. See “Description of the Aircraft and the Appraisals—The Appraisals” and “Description of the Equipment Notes—Security—Loan to Value Ratios of Equipment Notes” in the Supplement.

The Depreciation Assumption contemplates that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the manufacturer. With respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Supplement Summary—Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals—The Appraisals” in the Supplement.

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft” in the Supplement.

A. Airbus A321-231S

	N901AA
		Series AA		Series A
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$55,320,000.00	$21,022,000.00	38.0%	$9,736,000.00	55.6%
August 15, 2017	54,490,200.00	21,022,000.00	38.6%	9,736,000.00	56.4%
February 15, 2018	53,660,400.00	20,202,142.00	37.6%	9,356,296.00	55.1%
August 15, 2018	52,830,600.00	19,419,072.50	36.8%	8,993,630.00	53.8%
February 15, 2019	52,000,800.00	18,919,800.00	36.4%	8,762,400.00	53.2%
August 15, 2019	51,171,000.00	18,420,527.50	36.0%	8,531,170.00	52.7%
February 15, 2020	50,341,200.00	17,921,255.00	35.6%	8,299,940.00	52.1%
August 15, 2020	49,511,400.00	17,421,982.50	35.2%	8,068,710.00	51.5%
February 15, 2021	48,681,600.00	16,922,710.00	34.8%	7,837,480.00	50.9%
August 15, 2021	47,851,800.00	16,423,437.50	34.3%	7,606,250.00	50.2%
February 15, 2022	47,022,000.00	15,924,165.00	33.9%	7,375,020.00	49.5%
August 15, 2022	46,192,200.00	15,424,892.50	33.4%	7,143,790.00	48.9%
February 15, 2023	45,362,400.00	14,925,620.00	32.9%	6,912,560.00	48.1%
August 15, 2023	44,532,600.00	14,426,347.50	32.4%	6,681,330.00	47.4%
February 15, 2024	43,702,800.00	13,927,075.00	31.9%	6,450,100.00	46.6%
August 15, 2024	42,873,000.00	13,427,802.50	31.3%	6,218,870.00	45.8%
February 15, 2025	42,043,200.00	12,928,530.00	30.8%	5,987,640.00	45.0%
August 15, 2025	41,213,400.00	12,429,257.50	30.2%	5,756,410.00	44.1%
February 15, 2026	40,383,600.00	11,929,985.00	29.5%	5,525,180.00	43.2%
August 15, 2026	39,553,800.00	11,430,712.50	28.9%	5,293,950.00	42.3%
February 15, 2027	38,724,000.00	10,931,440.00	28.2%	5,062,720.00	41.3%
August 15, 2027	37,894,200.00	10,432,167.50	27.5%	4,831,490.00	40.3%
February 15, 2028	37,064,400.00	9,932,895.00	26.8%	4,600,260.00	39.2%
August 15, 2028	36,234,600.00	9,433,622.50	26.0%	4,369,030.00	38.1%
February 15, 2029	35,404,800.00	0.00	0.0%	0.00	0.0%

	N934AA
		Series AA		Series A
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$55,320,000.00	$21,022,000.00	38.0%	$9,736,000.00	55.6%
August 15, 2017	54,490,200.00	21,022,000.00	38.6%	9,736,000.00	56.4%
February 15, 2018	53,660,400.00	20,202,142.00	37.6%	9,356,296.00	55.1%
August 15, 2018	52,830,600.00	19,419,072.50	36.8%	8,993,630.00	53.8%
February 15, 2019	52,000,800.00	18,919,800.00	36.4%	8,762,400.00	53.2%
August 15, 2019	51,171,000.00	18,420,527.50	36.0%	8,531,170.00	52.7%
February 15, 2020	50,341,200.00	17,921,255.00	35.6%	8,299,940.00	52.1%
August 15, 2020	49,511,400.00	17,421,982.50	35.2%	8,068,710.00	51.5%
February 15, 2021	48,681,600.00	16,922,710.00	34.8%	7,837,480.00	50.9%
August 15, 2021	47,851,800.00	16,423,437.50	34.3%	7,606,250.00	50.2%
February 15, 2022	47,022,000.00	15,924,165.00	33.9%	7,375,020.00	49.5%
August 15, 2022	46,192,200.00	15,424,892.50	33.4%	7,143,790.00	48.9%
February 15, 2023	45,362,400.00	14,925,620.00	32.9%	6,912,560.00	48.1%
August 15, 2023	44,532,600.00	14,426,347.50	32.4%	6,681,330.00	47.4%
February 15, 2024	43,702,800.00	13,927,075.00	31.9%	6,450,100.00	46.6%
August 15, 2024	42,873,000.00	13,427,802.50	31.3%	6,218,870.00	45.8%
February 15, 2025	42,043,200.00	12,928,530.00	30.8%	5,987,640.00	45.0%
August 15, 2025	41,213,400.00	12,429,257.50	30.2%	5,756,410.00	44.1%
February 15, 2026	40,383,600.00	11,929,985.00	29.5%	5,525,180.00	43.2%
August 15, 2026	39,553,800.00	11,430,712.50	28.9%	5,293,950.00	42.3%
February 15, 2027	38,724,000.00	10,931,440.00	28.2%	5,062,720.00	41.3%
August 15, 2027	37,894,200.00	10,432,167.50	27.5%	4,831,490.00	40.3%
February 15, 2028	37,064,400.00	9,932,895.00	26.8%	4,600,260.00	39.2%
August 15, 2028	36,234,600.00	9,433,622.50	26.0%	4,369,030.00	38.1%
February 15, 2029	35,404,800.00	0.00	0.0%	0.00	0.0%

	N903AA
		Series AA		Series A
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$55,363,333.33	$21,038,000.00	38.0%	$9,744,000.00	55.6%
August 15, 2017	54,532,883.33	21,038,000.00	38.6%	9,744,000.00	56.4%
February 15, 2018	53,702,433.33	20,217,518.00	37.6%	9,363,984.00	55.1%
August 15, 2018	52,871,983.33	19,433,852.50	36.8%	9,001,020.00	53.8%
February 15, 2019	52,041,533.33	18,934,200.00	36.4%	8,769,600.00	53.2%
August 15, 2019	51,211,083.33	18,434,547.50	36.0%	8,538,180.00	52.7%
February 15, 2020	50,380,633.33	17,934,895.00	35.6%	8,306,760.00	52.1%
August 15, 2020	49,550,183.33	17,435,242.50	35.2%	8,075,340.00	51.5%
February 15, 2021	48,719,733.33	16,935,590.00	34.8%	7,843,920.00	50.9%
August 15, 2021	47,889,283.33	16,435,937.50	34.3%	7,612,500.00	50.2%
February 15, 2022	47,058,833.33	15,936,285.00	33.9%	7,381,080.00	49.5%
August 15, 2022	46,228,383.33	15,436,632.50	33.4%	7,149,660.00	48.9%
February 15, 2023	45,397,933.33	14,936,980.00	32.9%	6,918,240.00	48.1%
August 15, 2023	44,567,483.33	14,437,327.50	32.4%	6,686,820.00	47.4%
February 15, 2024	43,737,033.33	13,937,675.00	31.9%	6,455,400.00	46.6%
August 15, 2024	42,906,583.33	13,438,022.50	31.3%	6,223,980.00	45.8%
February 15, 2025	42,076,133.33	12,938,370.00	30.7%	5,992,560.00	45.0%
August 15, 2025	41,245,683.33	12,438,717.50	30.2%	5,761,140.00	44.1%
February 15, 2026	40,415,233.33	11,939,065.00	29.5%	5,529,720.00	43.2%
August 15, 2026	39,584,783.33	11,439,412.50	28.9%	5,298,300.00	42.3%
February 15, 2027	38,754,333.33	10,939,760.00	28.2%	5,066,880.00	41.3%
August 15, 2027	37,923,883.33	10,440,107.50	27.5%	4,835,460.00	40.3%
February 15, 2028	37,093,433.33	9,940,455.00	26.8%	4,604,040.00	39.2%
August 15, 2028	36,262,983.33	9,440,802.50	26.0%	4,372,620.00	38.1%
February 15, 2029	35,432,533.33	0.00	0.0%	0.00	0.0%

B. Boeing 787-8

	N819AN
		Series AA		Series A
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$121,083,333.33	$46,012,000.00	38.0%	$21,310,000.00	55.6%
April 15, 2017	119,267,083.33	46,012,000.00	38.6%	21,310,000.00	56.4%
October 15, 2017	117,450,833.33	44,217,532.00	37.6%	20,478,910.00	55.1%
April 15, 2018	115,634,583.33	42,503,585.00	36.8%	19,685,112.50	53.8%
October 15, 2018	113,818,333.33	41,410,800.00	36.4%	19,179,000.00	53.2%
April 15, 2019	112,002,083.33	40,318,015.00	36.0%	18,672,887.50	52.7%
October 15, 2019	110,185,833.33	39,225,230.00	35.6%	18,166,775.00	52.1%
April 15, 2020	108,369,583.33	38,132,445.00	35.2%	17,660,662.50	51.5%
October 15, 2020	106,553,333.33	37,039,660.00	34.8%	17,154,550.00	50.9%
April 15, 2021	104,737,083.33	35,946,875.00	34.3%	16,648,437.50	50.2%
October 15, 2021	102,920,833.33	34,854,090.00	33.9%	16,142,325.00	49.5%
April 15, 2022	101,104,583.33	33,761,305.00	33.4%	15,636,212.50	48.9%
October 15, 2022	99,288,333.33	32,668,520.00	32.9%	15,130,100.00	48.1%
April 15, 2023	97,472,083.33	31,575,735.00	32.4%	14,623,987.50	47.4%
October 15, 2023	95,655,833.33	30,482,950.00	31.9%	14,117,875.00	46.6%
April 15, 2024	93,839,583.33	29,390,165.00	31.3%	13,611,762.50	45.8%
October 15, 2024	92,023,333.33	28,297,380.00	30.8%	13,105,650.00	45.0%
April 15, 2025	90,207,083.33	27,204,595.00	30.2%	12,599,537.50	44.1%
October 15, 2025	88,390,833.33	26,111,810.00	29.5%	12,093,425.00	43.2%
April 15, 2026	86,574,583.33	25,019,025.00	28.9%	11,587,312.50	42.3%
October 15, 2026	84,758,333.33	23,926,240.00	28.2%	11,081,200.00	41.3%
April 15, 2027	82,942,083.33	22,833,455.00	27.5%	10,575,087.50	40.3%
October 15, 2027	81,125,833.33	21,740,670.00	26.8%	10,068,975.00	39.2%
April 15, 2028	79,309,583.33	20,647,885.00	26.0%	9,562,862.50	38.1%
October 15, 2028	77,493,333.33	0.00	0.0%	0.00	0.0%

C. Embraer ERJ 175 LR

	N253NN
		Series AA		Series A
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$29,966,666.67	$11,387,000.00	38.0%	$5,274,000.00	55.6%
August 15, 2017	29,517,166.67	11,387,000.00	38.6%	5,274,000.00	56.4%
February 15, 2018	29,067,666.67	10,942,907.00	37.6%	5,068,314.00	55.1%
August 15, 2018	28,618,166.67	10,518,741.25	36.8%	4,871,857.50	53.8%
February 15, 2019	28,168,666.67	10,248,300.00	36.4%	4,746,600.00	53.2%
August 15, 2019	27,719,166.67	9,977,858.75	36.0%	4,621,342.50	52.7%
February 15, 2020	27,269,666.67	9,707,417.50	35.6%	4,496,085.00	52.1%
August 15, 2020	26,820,166.67	9,436,976.25	35.2%	4,370,827.50	51.5%
February 15, 2021	26,370,666.67	9,166,535.00	34.8%	4,245,570.00	50.9%
August 15, 2021	25,921,166.67	8,896,093.75	34.3%	4,120,312.50	50.2%
February 15, 2022	25,471,666.67	8,625,652.50	33.9%	3,995,055.00	49.5%
August 15, 2022	25,022,166.67	8,355,211.25	33.4%	3,869,797.50	48.9%
February 15, 2023	24,572,666.67	8,084,770.00	32.9%	3,744,540.00	48.1%
August 15, 2023	24,123,166.67	7,814,328.75	32.4%	3,619,282.50	47.4%
February 15, 2024	23,673,666.67	7,543,887.50	31.9%	3,494,025.00	46.6%
August 15, 2024	23,224,166.67	7,273,446.25	31.3%	3,368,767.50	45.8%
February 15, 2025	22,774,666.67	7,003,005.00	30.7%	3,243,510.00	45.0%
August 15, 2025	22,325,166.67	6,732,563.75	30.2%	3,118,252.50	44.1%
February 15, 2026	21,875,666.67	6,462,122.50	29.5%	2,992,995.00	43.2%
August 15, 2026	21,426,166.67	6,191,681.25	28.9%	2,867,737.50	42.3%
February 15, 2027	20,976,666.67	5,921,240.00	28.2%	2,742,480.00	41.3%
August 15, 2027	20,527,166.67	5,650,798.75	27.5%	2,617,222.50	40.3%
February 15, 2028	20,077,666.67	5,380,357.50	26.8%	2,491,965.00	39.2%
August 15, 2028	19,628,166.67	5,109,916.25	26.0%	2,366,707.50	38.1%
February 15, 2029	19,178,666.67	0.00	0.0%	0.00	0.0%

	N254NN
		Series AA		Series A
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$29,966,666.67	$11,387,000.00	38.0%	$5,274,000.00	55.6%
August 15, 2017	29,517,166.67	11,387,000.00	38.6%	5,274,000.00	56.4%
February 15, 2018	29,067,666.67	10,942,907.00	37.6%	5,068,314.00	55.1%
August 15, 2018	28,618,166.67	10,518,741.25	36.8%	4,871,857.50	53.8%
February 15, 2019	28,168,666.67	10,248,300.00	36.4%	4,746,600.00	53.2%
August 15, 2019	27,719,166.67	9,977,858.75	36.0%	4,621,342.50	52.7%
February 15, 2020	27,269,666.67	9,707,417.50	35.6%	4,496,085.00	52.1%
August 15, 2020	26,820,166.67	9,436,976.25	35.2%	4,370,827.50	51.5%
February 15, 2021	26,370,666.67	9,166,535.00	34.8%	4,245,570.00	50.9%
August 15, 2021	25,921,166.67	8,896,093.75	34.3%	4,120,312.50	50.2%
February 15, 2022	25,471,666.67	8,625,652.50	33.9%	3,995,055.00	49.5%
August 15, 2022	25,022,166.67	8,355,211.25	33.4%	3,869,797.50	48.9%
February 15, 2023	24,572,666.67	8,084,770.00	32.9%	3,744,540.00	48.1%
August 15, 2023	24,123,166.67	7,814,328.75	32.4%	3,619,282.50	47.4%
February 15, 2024	23,673,666.67	7,543,887.50	31.9%	3,494,025.00	46.6%
August 15, 2024	23,224,166.67	7,273,446.25	31.3%	3,368,767.50	45.8%
February 15, 2025	22,774,666.67	7,003,005.00	30.7%	3,243,510.00	45.0%
August 15, 2025	22,325,166.67	6,732,563.75	30.2%	3,118,252.50	44.1%
February 15, 2026	21,875,666.67	6,462,122.50	29.5%	2,992,995.00	43.2%
August 15, 2026	21,426,166.67	6,191,681.25	28.9%	2,867,737.50	42.3%
February 15, 2027	20,976,666.67	5,921,240.00	28.2%	2,742,480.00	41.3%
August 15, 2027	20,527,166.67	5,650,798.75	27.5%	2,617,222.50	40.3%
February 15, 2028	20,077,666.67	5,380,357.50	26.8%	2,491,965.00	39.2%
August 15, 2028	19,628,166.67	5,109,916.25	26.0%	2,366,707.50	38.1%
February 15, 2029	19,178,666.67	0.00	0.0%	0.00	0.0%

Additional Information

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. toll-free at 1-800-221-1037, 1-800-831-9146 or 1-800-503-4611, respectively.